Exhibit 1.01

Conflict Minerals Report of Dot Hill Systems, Corp.

Overview

This is the Conflict Minerals Report for Dot Hill Systems Corp. ("Dot Hill") for the reporting period January 1, 2014 to December 31, 2014 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) and Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Section 1502”). Rule 13p-1 requires Dot Hill to perform certain procedures and disclose information about the use and origin of conflict minerals for Dot Hill products that were manufactured, or contracted to be manufactured during the period January 1, 2014 to December 31, 2014 if these minerals are deemed to be necessary to the functionality or production of a product manufactured, or contracted to be manufactured. The minerals covered by these rules are commonly referred to as conflict minerals and include tin, tantalum, tungsten and gold (collectively “3TG”).

Dot Hill’s principal business activities are designing, manufacturing and marketing a range of storage systems, including hybrid storage arrays, for the entry and mid-range storage markets. In 2014, our products and services were sold worldwide to facilitate server and storage area network ("SAN") storage implementations, primarily through server-based original equipment manufacturers ("OEMs"), vertical markets partners that include embedded OEMs that integrate our products into their solutions, and value-added resellers ("VARs").

Dot Hill's Conflict Minerals Program

We have established and committed to a company statement that supports the position of the Electronic Industry Citizenship Coalition ("EICC"), the Global e-Sustainability Initiative ("GeSI") and the Electronic Components, Assemblies and Materials Association ("ECA") in avoiding the use of conflict minerals which directly or indirectly finance or benefit armed groups in the Democratic Republic of Congo or adjoining countries (“DRC”), in line with full compliance to the EICC's Electronic Industry Code of Conduct. Dot Hill's Conflict Minerals Statement is posted and publicly available at the Dot Hill corporate website: http://www.dothill.com/company/environmental-compliance/. Dot Hill's conflict minerals program is managed by our Social and Environmental Responsibility Committee ("SER").

Dot Hill has manufactured and contracted to manufacture products to which 3TG are necessary to the functionality or production of such products. Dot Hill communicates its policy regarding conflict minerals to all suppliers. If a supplier is found to be purchasing materials which directly or indirectly finances or benefits armed groups in the DRC, Dot Hill will immediately take actions, up to and including Dot Hill discontinuing doing business with that supplier.

Dot Hill’s Reasonable Country of Origin Inquiry

Due Diligence

In accordance with Rule 13p-1 and Section 1502, Dot Hill has performed a reasonable country of origin inquiry ("RCOI") on 3TG minerals that were in our supply chain from January 1, 2014 through December 31, 2014, to determine whether these minerals were sourced from the DRC or came from recycled or scrap sources. Dot Hill performed due diligence to determine the source and chain of custody necessary to determine conflict minerals in Dot Hill’s product offerings. Dot Hill designed its due diligence measures to conform in all material respects with the Organisation for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas Second Edition (OECD 2012) (“OECD Framework”) and related Supplements for each of the conflict minerals. This process included building conflict minerals awareness across the supply base and the survey of significant direct material suppliers that were known to or may have provided products containing metal and/or conflict minerals. Dot Hill, with the assistance of a third-party consultant, surveyed 323 suppliers and contract manufacturers, representing a significant portion of the purchases from our supply chain for the period January 1, 2014 to December 31, 2014, requesting the completion of a survey using the EEIC-GeSI Conflict Minerals Reporting Template in an effort to build conflict mineral awareness, assess the transparency of its supply chain and make identification where possible, of the smelters/refiners in its supply chain. Dot Hill occupies a “downstream” position in the supply chain and followed the principles outlined in the OECD Framework for downstream companies with no direct relationships to smelters or refiners. In this context, “downstream” refers to the supply chain from smelters and refiners to retailers; it includes companies such as ours, as well as product and component manufacturers and retailers.

Dot Hill reviewed survey responses and validated them for completeness. Dot Hill conducted a review of summary smelter information to determine if the smelter is certified as conflict free or presents a "red flag" as defined by the OECD Framework.

Exhibit 1.01

Results of the Reasonable Country of Origin Inquiry

Based on the RCOI and due diligence process described above, for the reporting period:

•
Due to the lack of information received from suppliers or other sources, Dot Hill does not have sufficient information to conclusively determine or describe the facilities used to process those necessary conflict minerals or mine or location of origin with specificity, or whether the conflict minerals in its products are from recycled or scrap sources.

•
Our efforts to determine the mine or location of origin of necessary conflict minerals with the greatest possible specificity encompassed our due diligence measures described above, including a review of whether the smelters reported to be in the supply chain of our direct suppliers were verified as compliant with the Conflict Free Smelter Program, were not conclusive.

Dot Hill surveyed 323 suppliers, representing a significant portion of the purchases from our supply chain for the period January 1, 2014 to December 31, 2014, and received responses from 58% of those surveyed. From those responses, smelters and refiners which are potential sources of conflict minerals were identified, and the results of the review of such identified smelters and refiners is as follows:

Status of identified smelters and refiners (1)
2014
Verified conflict-free	161
Participating in an audit process	92
Other	62
Total	315

(1) We included only smelters and refiners verified through use of information from Conflict Free Sourcing Initiative, OECD and other sources.

Dot Hill has provided information as of the date of this Report on Form SD. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with Dot Hill's Conflict Minerals Program, may affect Dot Hill's future determinations under Rule 13p-1.

Audit

An independent private sector audit of our Conflict Minerals Report was not required for the reporting period January 1, 2014 to December 31, 2014.

Additional Due Diligence

Dot Hill will continue improving our due diligence process by taking the following steps, among others, going forward:

•	Dot Hill will work with the suppliers of parts or components for its products to obtain current, accurate and complete information about their smelters and refiners of 3TG minerals.

•	Dot Hill will encourage its supply chain to source conflict minerals from certified Conflict Free Smelters or source 3TG minerals from smelters located outside the DRC.

•	Dot Hill will cross-check the smelter information collected against the Conflict Free Smelters List published by the EICC-GeSI.

•	Dot Hill will investigate the merits of tracking conflict minerals status for its suppliers in its product lifecycle management system.

Appendix I

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Russia
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineraçäo	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asaka Riken Co Ltd	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery – Glencore Canada Corporation	Canada
Gold	Cendres & Métaux SA	Switzerland
Gold	Central Bank of the DPR of Korea	Republic of Korea
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining Co., Ltd.	Japan
Gold	Colt Refining, Inc.	United States
Gold	Corporacion Nacional del Cobre de Chile	Chile
Gold	Daejin Indus Co. Ltd	China
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Republic of Korea
Gold	Doduco	Germany
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Faggi Enrico Spa	Italy
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Republic of Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Johnson Matthey Inc.	United States
Gold	Johnson Matthey Limited	Canada

Appendix I

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kanfort Industrial (Yantai) Co. Ltd.	China
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Metal Co. Ltd	Republic of Korea
Gold	Kyrgyzaltyn JSC	Kyrgystan
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co. Ltd	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co. Ltd	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalurgica Met-Mex Penoles, S.A. de C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Moscow Special Alloys Processing Plant	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC Kolyma Refinery	Russia
Gold	OJSC Krastvetmet	Russia
Gold	OJSC Novosibirsk Refinery	Russia
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Qiankun Gold and Silver	China
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	Republic of Korea
Gold	Samwon Metals Corp.	Republic of Korea

Appendix I

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Schöne Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold & Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Torecom	Republic of Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yokohama Metal Co. Ltd.	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	A&M Minerals & Metals Ltd.	United Kingdom
Tantalum	Cabot Corporation	United States
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	Ethiopian Mineral Development Share Co.	Ethiopia
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan

Appendix I

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc	United States
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metal Do Co. Ltd.	Japan
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	Taki Chemical	Japan
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Yichun Tantalum and Niobium Mine	China
Tantalum	Zhuzhou Cemented Carbide	China
Tin	Alpha	United States
Tin	Alpha Metals Korea Ltd.	Republic of Korea
Tin	Best Metais e Soldas S.A.	Brazil
Tin	China Minmetals Corporation	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Complejo Metalurico Vinto S.A.	Bolivia
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CSC Pure Technologies	Russia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Justindo	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Prima Timah Utama	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan

Appendix I

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Electroloy Metal Pte	Singapore
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Zili Mining and Metallurgy Co.	China
Tin	Heraeus Ltd Hong Kong	China
Tin	Heraeus Materials Singapore Pte, Ltd.	Singapore
Tin	Heraeus Precious Metals GmbH & Co. KG	Germany
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Hyundai-Steel	Republic of Korea
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	KOVOHUTĚ PŘÍBRAM NÁSTUPNICKÁ, A.S.	Czech Republic
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Manufactory, ltd	China
Tin	Novosibirsk Processing Plant Ltd.	Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Philippines
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	OMSA	Bolivia
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Poongsan Corporation	Republic of Korea
Tin	Posco	Republic of Korea
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Banka Kudai Tin	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia

Appendix I

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	PT Bukit Timah	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di Mul Tindo	Indonesia
Tin	PT Hanjaya Perkasa Metals	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Singkep Times Utama	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tin	Pure Technology	Russia
Tin	Rahman Hydrulic Tin Sdn Bhd	Malaysia
Tin	Rui Da Hung	Taiwan
Tin	Senju Metal Industry Co., Ltd.	Malaysia
Tin	SGS Bolvia S.A.	Bolivia
Tin	Shaoxing Tianlong Tin Materials Co. LTD.	China
Tin	Soft Metais Ltda.	Brazil
Tin	Technic Inc.	United States
Tin	Thai Sarco	Thailand
Tin	Thailand Smelting and Refining Co., Ltd	Thailand
Tin	Thaisarco	Thailand
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Yokohama Metal Co Ltd	Japan
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tin	ZhongShi Metal Co. Ltd.	China

Appendix I

Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	A.L.M.T. Tungsten Corp.	Japan
Tungsten	ATI Tungsten Materials	United States
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Sinda W&Mo Co.,Ltd	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck GmbH	United States
Tungsten	H.C. Starck GmbH	Russia
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co Ltd	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Nanchang Cemented Carbide Limited Liability Company	China
Tungsten	North American Tungsten	Canada
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Voss Metals Company, Inc.	United States
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Wolfram Company CJSC	Russia
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	China